Exhibit 3.71

Sec 183.0202 Wis. Stats.	State of Wisconsin Department of Financial Institutions Division of Corporate & Consumer Services

ARTICLES OF ORGANIZATION – LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin limited liability company under Ch. 183 of the Wisconsin Statutes:

Article 1.	Name of the limited liability company:

ADESA Wisconsin, LLC

Article 2.	The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3.	Name of the initial registered agent:	CT Corporation System

Article 4.	Street address of the initial registered office:

(The complete address, including street and number, if assigned, and ZIP code. P O Box address may be included as part of the address, but is insufficient alone.)	Suite 200
8025 Excelsior Dr.
Madison, WI 53717

Article 5.	Management of the limited liability company shall be vested in:

(Select and check (X) the one appropriate choice below)

	☒	a manager or managers

OR

	☐	its members

Article 6.	Name and complete address of each organizer:

Karen C. Turner

310 E. 96th Street, Ste. 400

Indianapolis, IN 46240

/s/ Karen C. Turner
Organizer’s signature	Organizer’s signature

This document was drafted by	Karen C. Turner
(Name the individual who drafted the document)

➢	OPTIONAL – Second choice company name if first choice is not available:

FILING FEE — $170.00 See instructions, suggestions, and procedures on following pages.

(Note: Electronic edition of this form is “Quickstart LLC,” available at www.wdfi.org at a lower fee.)

State of Wisconsin

Department of Financial Institutions

Division of Corporate & Consumer Services

CERTIFICATE OF CONVERSION

1. Before conversion:

Company Name: ADESA Wisconsin, Inc.

Indicate (X) Entity Type	☐	Limited Partnership (Ch. 179, Wis. Stats.)	Organized under the laws of WI (state or country *)
	☒	Business Corporation (Ch. 180, Wis. Stats.)
	☐	Nonstock Corporation (Ch. 181, Wis. Stats.)
	☐	Limited Liability Company (Ch. 183, Wis. Stats.)

*	If a foreign (out-of-state) business entity is converting to a Wisconsin business entity, attach a certificate of status or document of similar import authenticated by the Secretary of State or other appropriate official in the jurisdiction where the foreign business entity is organized, to include the name of the business entity and its date of incorporation or formation.

2. After conversion:

Company Name: ADESA Wisconsin, LLC

Indicate (X) Entity Type	☐	Limited Partnership (Ch. 179, Wis. Stats.)	Organized under the laws of WI (state or country)
	☐	Business Corporation (Ch. 180, Wis. Stats.)
	☐	Nonstock Corporation (Ch. 181, Wis. Stats.)
	☒	Limited Liability Company (Ch. 183, Wis. Stats.)

EFFECTIVE DATE

1/1/04
FILING FEE - $150.00 DFI/CORP/1000(R02/10/03) Use of this form is mandatory.

3. A Plan of Conversion containing all the following parts is attached as Exhibit A. (NOTE: A template for Plan of Conversion is included in this form. Use of the template is optional.)

A.	The name, form of business entity, and identity of the jurisdiction governing the business entity that is to be converted.

B.	The name, form of business entity, and identity of the jurisdiction that will govern the business entity after conversion.

C.	The terms and conditions of the conversion.

D.	The manner and basis of converting the shares or other ownership interests of the business entity that is being converted into shares or other ownership interests of the new form of business entity.

E.	The effective date and time of conversion, if the conversion is to be effective other than at the time of filing the certificate of conversion as provided under sec. 179.11(2), 180.0123, 181.0123 or 183.0111, whichever governs the business entity prior to conversion.

F.	A copy of the articles of incorporation, articles of organization, certificate of limited partnership, or other similar governing document of the business entity after conversion as Exhibit B. (NOTE: Templates for certificate of limited partnership, articles of incorporation, and articles of organization are included in this form. Use of the templates is optional.)

G.	Other provisions relating to the conversion, as determined by the business entity.

4. The Plan of Conversion was approved in accordance with the applicable law of the jurisdiction that governs the organization of the business entity.

5. Registered Agent (Agent for Service of Process) and Registered Office (Agent’s business office) of the business entity PRIOR TO CONVERSION:

Registered Agent (Agent for Service of Process): CT Corporation System	Registered Office: Suite 200, 8025 Excelsior Dr. Madison, WI 53717
Additional Entry for a Limited Partnership	Record Office:
only →

6. Registered Agent (Agent for Service of Process) and Registered Office (Agent’s business office) of the business entity AFTER CONVERSION:

Registered Agent (Agent for Service of Process): CT Corporation System	Registered Office in WI (Street & Number, City, State (WI) and ZIP code): Suite 200, 8025 Excelsior Dr. Madison, WI 53717

Additional Entry for a Limited Partnership	Record Office:
only →

DFI/CORP/1000(R02/10/03)

7. Executed on 1/1/04 (date) by the business entity PRIOR TO ITS CONVERSION.	/s/ Karen C. Turner
(Signature)

Mark (X) below the title of the person executing the document.	Karen C. Turner
(Printed Name)

For a limited partnership

Title: ☐ General Partner

For a limited liability company	For a corporation

Title: ☐ Member OR ☐ Manager	Title: ☐ President OR ☒ Secretary or other officer title

INSTRUCTIONS (Ref. Ss. 179.76(3) & (5), 180.1161(3) & (5), 181.1161(3) & (5) and 183.1207(3) & (5), Wis. Stats. for document content)

Submit one original and one exact copy to Department of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a filing fee of $150.00, payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave, 3rd Floor, Madison WI, 53703.) Sign the document manually or otherwise as allowed under sec. 179.14 (1g) (c), 180.0103 (16), 181.0103 (23) or 183.0107 (1g) (c). NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing impaired may call 608-266-8818 for TDY. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

1. Enter the company name, type of business entity, and state of organization of business entity prior to conversion. Definitions of foreign entity types are set forth in ss. 179.01(4), 180.0103(9), 181.0103(13) and 183.0102(8), Wis. Stats.

If a foreign (out-of-state) business entity is converting to a Wisconsin business entity, attach a certificate of status or document of similar import authenticated by the Secretary of State or other appropriate official in the jurisdiction where the foreign business entity is organized, to include the name of the business entity and its date of incorporation or formation.

2. Enter the company name, type of business entity, and state of organization of business entity after conversion.

3. Attach the Plan of Conversion as Exhibit A. If the Plan of Conversion declares a specific effective time or delayed effective time and date, such date may not be prior to the date the document is delivered to the department for filing, nor more than 90 days after delivery. The drafter may use the template Plan of Conversion provided in this form or may prepare the Plan by other means. Use of the template is optional.

DFI/CORP/1000I(R02/10/03)

Exhibit A

PLAN OF CONVERSION

THIS PLAN OF CONVERSION (“Plan of Conversion”) entered into this 1st day of January, 2004 by ADESA Wisconsin, Inc., a Wisconsin corporation (the “Converting Corporation”).

WITNESSETH:

WHEREAS, the Converting Corporation is a corporation organized under the Wisconsin Business Corporation Law Act (“Act”);

WHEREAS, the Board of Directors and the sole Shareholder of the Converting Corporation desire that the Converting Corporation convert into a Wisconsin limited liability company pursuant to the provisions of Section 180.1161 of the Act, in the manner set forth herein (the “Conversion”); and

WHEREAS, the Board of Directors and the sole Shareholder of the Converting Corporation have approved and adopted this Plan of Conversion in accordance with the Act.

NOW, THEREFORE, the Converting Corporation shall convert into a Wisconsin limited liability company in accordance with the following provisions:

ARTICLE I

Parties to the Conversion

Section 1.1. The Converting Corporation. The name of the Converting Corporation is “ADESA Wisconsin, Inc.”, a Wisconsin corporation.

Section 1.2. The Converted Limited Liability Company. The name of the converted limited liability company is “ADESA Wisconsin, LLC”, a Wisconsin limited liability company (the “Converted Limited Liability Company”).

ARTICLE II

Terms and Conditions of the Conversion

and Mode of Carrying the Conversion Into Effect

Section 2.1. Effective Time of the Conversion. The “Effective Time of the Conversion” shall be January 1, 2004 at 12:01 a.m.

Section 2.2. Effect of the Conversion. The Converting Corporation shall merge with and into the Converted Limited Liability Company, and the separate existence of the Converting Corporation shall cease.

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Exhibit A

Section 2.3. Ownership and Shares. All of the issued and outstanding shares of the Converting Corporation are owned by the sole Shareholder. Upon the effectiveness the Conversion, all of issued and outstanding common shares of the Converting Corporation will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of the Converted Limited Liability Company.

Section 2.4. Director Approval. The Board of Directors of the Converting Corporation have duly authorized the Conversion and approved and adopted this Plan of Conversion in accordance with the Act.

Section 2.5. Shareholder Approval. The sole Shareholder of the Converting Corporation has approved this Plan of Conversion in accordance with the Act. This Plan of Conversion shall be executed, acknowledged, filed and recorded as required for accomplishing a Conversion under the applicable provisions of the Act.

ARTICLE III

Governing Documents of the Converted Limited Liability Company

The Articles of Organization and the Operating Agreement of the Converted Limited Liability Company shall be the governing documents upon the Effective Time of the Conversion and shall continue as such in full force and effect until altered, amended or repealed.

ARTICLE IV

Manager and Officers

Section 4.1. Manager. ADESA Corporation shall be the manager of the Converted Limited Liability Company.

Section 4.2. Officers. Each person named below shall hold the office(s) of the Converted Limited Liability Company listed next to his or her name, to hold such office(s) until the their successor is elected at a meeting of the Manager of the Converted Limited Liability Company thereafter.

Name	Office(s)
James P. Hallett	President
Donald L. Harris	Vice President
Karen C. Turner	Secretary
Paul J. Lips	Treasurer
Scott A. Anderson	Assistant Treasurer

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Exhibit A

ARTICLE V

Further Assurances

By operation of Act, all real estate, property rights and assets of the Converting Corporation will be vested in the Converted Limited Liability Company, and the Converted Limited Liability Company is liable for all outstanding debts, litigation and obligations of the Converting Corporation.

If at any time the Converted Limited Liability Company shall consider or be advised that any further assignment, assurance or any other action is necessary or desirable to vest in the Converted Limited Liability Company, the title to any property or right of the Converted Limited Liability Companies or otherwise to carry out the proposes of this Plan of Conversion, the proper officers and directors of the Converting Corporation shall execute and make all such proper assignments or assurances and take such other actions. The proper officers and manager of the Converted Limited Liability Company are hereby authorized in the name of the Converting Corporation, as taxpayer or otherwise, to take any and all such action.

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